4893-2256-1760

LIMITED WAIVER AGREEMENT

This LIMITED WAIVER AGREEMENT (this “Agreement”) is entered into as of September 13, 2024, by and among Independence Contract Drilling, Inc., as issuer (the “Company”), the Guarantor party hereto (together with the Company, the “Note Parties”), the Holders signatory hereto, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

A.The Note Parties, the Trustee, and the Collateral Agent are parties to that certain Indenture, dated as of March 18, 2022 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, the Company issued, subject to the terms and conditions set forth in the Indenture, certain Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026 (the “Notes”) to the Holders.  Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Indenture.
B.The Note Parties and the Holders are parties to that certain Fee Letter (the “Fee Letter”) pursuant to which the Company issued and registered an aggregate of 2,268,000 shares of the Company’s common stock to the Holders as a fee payable to such Holders in connection with the structuring of the issuance of the Notes.
C.The Company is party to that (i) certain Investor’s Rights Agreement, dated as of March 18, 2022, by and among the Company and Glendon Capital Management L.P. (“Glendon”) and (ii) certain Investor’s Rights Agreement, dated as of March 18, 2022, by and among the Company and MSD Partners L.P. (“MSD”) (collectively, the “Investor Rights Agreements”), pursuant to which, among other things, the (i) Company’s Board of Directors shall be comprised of seven directors and (ii) Holders are entitled to appoint directors to the Company’s Board of Directors subject to the terms of the Investor’s Rights Agreements.  Pursuant to their respective Investor’s Rights Agreement, Glendon and MSD appointed Brian D. Berman and Christopher M. Gleysteen, respectively, to serve as directors on the Company’s Board of Directors (collectively, the “Holder Representative Directors”).
D.Pursuant to the Indenture and the Fee Letter, the Company has certain obligations as set forth in the Registration Rights Annexes to the Indenture and Fee Letter (collectively referred to herein as the “Registration Rights Annex”), including among other things, to pay certain Additional Interest and Liquidated Damages (each as defined in the Registration Rights Annex) to the Holders upon the occurrence of a Registration Default.  As of the date hereof, the Registration Default identified as an “Anticipated Default” on Exhibit A hereto (the “Specified Default”) is expected to occur prior to the expiration of the Waiver Period (as hereinafter defined).
E.The Company has requested that during the Waiver Period, the Trustee, the Collateral Agent, and the Holders (sometimes referred to herein individual as a “Noteholder Party,” and collectively as the “Noteholder Parties”) agree to temporarily waive the Company’s obligations to (a) cure the Specified Default and (b) pay the Additional Interest and/or the Liquidated Damages as a result of the Specified Default, in each case, subject to the terms and conditions set forth herein.

F.Subject to the terms and conditions set forth herein, the Trustee (at the direction of the Holders) and the Holders have agreed to temporarily waive the Specified Default and any obligations to pay the Additional Interest and/or the Liquidated Damages as a result of the Specified Default during the Waiver Period.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Confirmation By Note Parties Of Obligations And Specified Default.

Each Note Party acknowledges and agrees that as of September 13, 2024, the aggregate principal balance of the outstanding Obligations under the Indenture is $185,523,282.66, and that the respective principal balances of the Notes to each Holder as of such date are set forth on Exhibit B.  The foregoing amounts do not include accrued and unpaid interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Indenture and the other Note Documents.  As of the date of this Agreement, none of the Company or the other Note Parties have any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations.

Each Note Party acknowledges and agrees that (i) the Specified Default constitutes a Registration Default that is expected to occur during the Waiver Period and (ii) the Specified Default will not be cured during the Waiver Period.  Prior to the effectiveness of this Agreement, the Specified Default would obligate the Company to pay the Liquidated Damages and/or Additional Interest as set forth in, and pursuant to, the Registration Rights Annex.

Each Note Party acknowledges and agrees that, upon the occurrence of the Specified Default, the Holders are entitled to the Liquidated Damages and/or Additional Interest, and that, in the event of the expiration or termination of the Waiver Period, the Liquidated Damages and Additional Interest shall be deemed, retroactively, to be due and owing as of the date of the occurrence of the Specified Default.

SECTION 2.Waiver; Waiver Default Rights And Remedies.
(a)Effective as of the Waiver Effective Date (as hereinafter defined), each of the Noteholder Parties agrees that until the expiration or termination of the Waiver Period, it will temporarily waive the Company’s obligations under the Registration Rights Annex solely with respect to the Specified Default; provided, however,
(i)each Note Party shall comply with all limitations, restrictions or prohibitions that would be effective or applicable under the Indenture or any of the other Note Documents if any Event of Default occurs and is continuing;
(ii)nothing herein shall restrict, impair or otherwise affect any Noteholder Party’s rights and remedies under any agreements (including, without limitation, the Intercreditor Agreement) containing subordination provisions in favor of any or all of the Noteholder Parties (including, without limitation, any rights or remedies available to the Noteholder Parties as a result of the occurrence or continuation of the Specified Default) or amend or modify any provision thereof; and

(iii)nothing herein shall restrict, impair or otherwise affect Trustee’s or the Collateral Agent’s right to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law; provided, that the Trustee and the Collateral Agent shall have no obligation hereunder to deliver such notice or make such filings.
(b)As used herein, the term “Waiver Period” shall mean the period beginning on the Waiver Effective Date and ending on the earliest to occur of (the occurrence of clause (i), (ii) or (iii), a “Termination Event”): (i) the occurrence of any Event of Default under subsection 8.01(A)(xi) or 8.01(A)(xii) of the Indenture (a “Bankruptcy Default”), (ii) the date on which the Trustee (at the direction of all of the Holders) or the Holders deliver to the Company (with a copy to the Trustee if given by the Holders) a notice terminating the Waiver Period, which notice may be delivered at any time upon or after the occurrence of any Waiver Default (as hereinafter defined), and (iii) December 31, 2024, which date may be extended from time to time by written agreement of the Holders (email being sufficient).  As used herein, the term “Waiver Default” shall mean (A) the occurrence of any Registration Default other than the Specified Default, (B) any Event of Default other than a Bankruptcy Default, (C) the failure of the Company or any other Note Party to comply timely with any term, condition, or covenant set forth in this Agreement, (D) the failure of any representation or warranty made by the Company or any other Note Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty, (E) any occurrence, event or change in facts or circumstances occurring on or after the Waiver Effective Date that would have a Material Adverse Effect, (F) the repudiation and/or assertion of any defense by any Note Party with respect to this Agreement or any Note Document or the pursuit of any claim by any Note Party against any Noteholder Party or any Released Person (as hereinafter defined), or (G) the termination or expiration of any other forbearance or waiver granted by another creditor of the Note Parties.  Any Waiver Default listed in clauses (B) through (G) above shall constitute an immediate Event of Default under the Indenture and other Note Documents.
(c)Upon the occurrence of a Termination Event, the agreement of the Noteholder Parties hereunder to waive the Specified Default and forbear from exercising their respective related rights and remedies as a result of the Specified Default shall automatically and immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Company and the other Note Parties each waives.  The Company and the other Note Parties each agrees that any or all of the Noteholder Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Indenture, any other Note Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Default.  Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Noteholder Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) charge Additional Interest on any or all of the Notes, effective from and after the date of the occurrence of the Specified Default on a retroactive basis pursuant to the Indenture and/or Fee Letter and (ii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Indenture, the Fee Letter, any other Note Document, and/or applicable law, all of which rights and remedies are fully reserved by the Noteholder Parties.

(d)Any agreement by the Holders to extend the Waiver Period, if any, must be set forth in writing and signed or acknowledged (email being sufficient) by each Holder or by counsel on behalf of each Holder.
(e)The Company and the other Note Parties each acknowledges that the Holders have not made any assurances concerning (i) any possibility of an extension of the Waiver Period, (ii) the manner in which or whether the Specified Default may be resolved, or (iii) any additional forbearance, waiver, restructuring, or other accommodations.
(f)The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that the Noteholder Parties may be entitled to take or bring in order to enforce their respective rights and remedies against the Company or any other Note Party is, to the fullest extent permitted by law, tolled and suspended during the Waiver Period.
(g)The Company and the other Note Parties each acknowledges and agrees that any financial accommodation, if any, which any Holder makes on or after the Waiver Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 4 hereof and the other covenants, agreements, representations and warranties of the Company and the other Note Parties hereunder.
SECTION 3.Supplemental Terms, Conditions And Covenants During The Waiver Period.

The parties hereto hereby agree to comply with the following terms, conditions and covenants during the Waiver Period, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Indenture, or any other Note Document:

(a)Except for any agreements in effect as of the date hereof, the Company and each other Note Party agrees that it shall not enter into any agreement to retain an investment banking firm, crisis manager, chief restructuring officer, consultant, financial advisor, and/or other third-party professional in connection with strategic alternatives or the Indenture without providing the Holders with prior written notice (email being sufficient) at least three (3) business days prior to executing any such agreements; provided, that the foregoing shall not apply to continued engagements of Sidley Austin LLP (including in connection with additional legal matters), Moss Adams, LLC, or BDO USA, P.C. (including in connection with future audit periods or additional audit and non-audit tax or other matters).
SECTION 4.General Release; Indemnity.
(a)In consideration of, among other things, the Noteholder Parties’ execution and delivery of this Agreement, each of the Company and the other Note Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Noteholder Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Waiver Effective Date, that relate to, arise out of or otherwise are in connection with any or all of the Note Documents or transactions contemplated thereby or any actions or omissions in connection therewith, and any aspect of the dealings or relationships between or among the Company and the other Note Parties, on the one hand, and any or all of the Noteholder Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced above, other than any fraud, gross negligence, or willful misconduct not known by the Company as of the date of this Agreement (such released Claims, the “Released Claims”).  The receipt by the Company or any other Note Party of any financial accommodations made by any Noteholder Party after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Released Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such financial accommodations.  In entering into this Agreement, the Company and each other Note Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Agreement, the Indenture, the other Note Documents and payment in full of the Obligations, or the earlier resignation or removal of the Trustee or the Collateral Agent.
(b)The Company and other Note Parties each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Company, any other Note Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any Released Claims; provided, that neither the Company nor any other Note Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the fraud, gross negligence, or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company and other Note Parties each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.  The foregoing indemnity shall survive the termination of this Agreement, the Indenture, the other Note Documents and the payment in full of the Obligations.
(c)Each of the Company and other Note Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Company or any other Note Party pursuant to Section 4(a) hereof.  If the Company, any other Note Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Company and other Note Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
(d)To the extent that, notwithstanding the New York choice of law provisions in this Agreement, California law is deemed to apply to the release and indemnification provisions set forth herein, the parties hereto each warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:

SECTION 1542.  GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights, and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant hereto, and the parties hereby agree and acknowledge that this is an essential term of the releases set forth herein.  In connection with such releases, the parties acknowledge that they are aware that they or their attorneys or others may hereafter discover Claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant hereto.  Nevertheless, it is the intention of the parties in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Released Claims released pursuant to this Agreement.

SECTION 5.Representations, Warranties And Covenants Of The Company And Other Note Parties.

To induce the Trustee and the other Noteholder Parties to execute and deliver this Agreement, each of the Company and other Note Parties represents, warrants and covenants that:

(a)The execution, delivery and performance by each of the Company and the other Note Parties of this Agreement and all documents and instruments delivered in connection herewith and the Indenture and all other Note Documents have been duly authorized by such Note Parties’ respective Boards of Directors, and this Agreement and all documents and instruments delivered in connection herewith and the Indenture and all other Note Documents are legal, valid and binding obligations of such Note Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’

rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b)Except with respect to the Specified Default, each of the representations and warranties contained in the Indenture and the other Note Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Indenture and the other Note Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;
(c)Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of the Company’s or any other Note Party’s corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, loan documents, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any other Note Party is a party or by which the Company or any other Note Party or any of their respective property is bound;
(d)As of the date hereof, no Event of Default has occurred or is continuing under this Agreement, the Indenture, or any other Note Document.
(e)The Noteholder Parties’ security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests that secure the Obligations (subject only to the Permitted Liens) and no tax or judgment liens are currently of record against the Company or any other Note Party;
(f)Except with respect to the Specified Default, any misrepresentation of the Company or any other Note Party, or any failure of any such party to comply with the covenants, conditions and agreements contained in this Agreement, the Indenture, any other Note Document or in any other agreement, document or instrument at any time executed and/or delivered by the Company or any other Note Party with, to or in favor of any Noteholder Party shall constitute an immediate Event of Default hereunder, under the Indenture and the other Note Documents.
(g)The recitals to this Agreement are true and correct.
SECTION 6.Ratification Of Liability.

The Company and the other Note Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Note Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Note Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Note Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Indenture, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Indenture or any other Note Document.  The Company and the other Note Parties further agree and reaffirm that the Note Documents to which they are parties now apply to all Obligations as defined in the Indenture, (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Indenture or any other Note Document).  Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Note Documents remains in full force and effect and is hereby ratified and confirmed.  Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder Party, nor constitute a waiver of any provision of any of the Note Documents nor constitute a novation of any of the Obligations under the Indenture or other Note Documents.

SECTION 7.Reference To And Effect Upon The Indenture And Fee Letter.
(a)All terms, conditions, covenants, representations and warranties contained in the Fee Letter, the Indenture, and other Note Documents, and all rights of the Noteholder Parties and all of the Obligations, shall remain in full force and effect.  The Company and the other Note Parties hereby confirm that the Fee Letter, the Indenture, and the other Note Documents are in full force and effect and that neither the Company nor any other Note Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Fee Letter, the Obligations, the Indenture or any other Note Document.
(b)Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Waiver Default listed in clauses (B) through (G) in Section 2(b)), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Fee Letter, the Indenture or any other Note Documents nor constitute a novation of any of the Obligations under the Indenture or other Note Documents, (iii) amend, modify or operate as a waiver of any provision of the Fee Letter, the Indenture or any other Note Documents or any right, power or remedy of any Noteholder Party, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Noteholder Party reserves all of its rights, powers, and remedies under the Fee Letter, the Indenture, the other Note Documents and applicable law.  All of the provisions of the Fee Letter, the Indenture and the other Note Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived (other than as provided in Section 2 hereof), are hereby reinstated.
(c)From and after the Waiver Effective Date, the term “Note Documents” in the Indenture and the other Note Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(d)Except as expressly provided in Section 2 hereof, no Noteholder Party has waived, is by this Agreement waiving, and has no intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof (whether the same or similar to the Specified Default or otherwise), and no Noteholder Party has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default, that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.
(e)The Company and the Note Parties acknowledge and agree that the Noteholder Parties’ agreement to temporarily waive the Specified Default during the Waiver Period does not in any manner whatsoever limit any Noteholder Party’s right to insist upon strict compliance by the Company and the other Note Parties with the Indenture, the Fee Letter, this Agreement or any other Note Document during the Waiver Period, except as expressly set forth herein.
(f)This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Fee Letter, the Indenture, or any other Note Document.
SECTION 8.Mandatory Prepayment Under Indenture.
(a)Each of the Company and other Note Parties acknowledge and agree that pursuant to Section 4.02(A) of the Indenture, the Company is required to offer to repurchase $3.5 million of Notes from the Holders as of September 30, 2024.  The Holders acknowledge that the Company delivered a Confirmation Request, dated as of August 30, 2024, to the Holders offering to repurchase $3.5 million of Notes as of September 30, 2024, subject to the terms and conditions of the Indenture and Confirmation Request (the “September 2024 Mandatory Repurchase Notice”).  The parties hereto agree that the Company’s requirement to repurchase $3.5 million of Notes pursuant to the September 2024 Mandatory Repurchase Notice shall be deferred until December 31, 2024, and the Holders direct the Trustee to reflect its records accordingly.
SECTION 9.Investor’s Rights Agreements.
(a)Each of the Holders acknowledge that upon the Holder Representative Directors’ resignation from the Company’s Board of Directors, which occurred on September 5, 2024, the Company’s Board of Directors consisted of less than seven directors.  During the Waiver Period, so long as the Board of Directors is comprised of at least five directors, each of the Holders agrees to waive the requirement under its applicable Investor’s Rights Agreement that the Board of Directors must include seven directors.
(b)All terms, conditions, covenants, representations and warranties contained in the Investor’s Rights Agreements, and all rights of the Holders therein, shall remain in full force and effect.  The Company hereby confirms that the Investor’s Rights Agreements are in full force and effect.
(c)Except as expressly provided in this Section 9, no Holder has waived, is by this Agreement waiving, and has no intention of waiving (regardless of any delay in exercising such rights and remedies), any of its rights or remedies under the Investor’s Rights Agreements.
(d)The Company acknowledges and agrees that the Holders’ agreement to temporarily waive the requirement that the Corporation’s Board of Directors be comprised of seven directors during the Waiver Period does not in any manner whatsoever limit any Holder’s right to insist upon strict compliance by the Company with the Investor’s Rights Agreements  or this Agreement during the Waiver Period, except as expressly set forth herein.
(e)This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Investor’s Rights Agreements.
SECTION 10.Costs And Expenses.

In addition to (to the extent not otherwise provided in the Indenture), and not in lieu of, the terms of the Indenture and other Note Documents relating to the reimbursement of Noteholder Party fees and expenses, the Company shall reimburse the Trustee, the Collateral Agent, and the Holders, as the case may be, promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses, incurred in connection with this Agreement and the other agreements and documents executed and/or delivered in connection herewith.

SECTION 11.Governing Law; Consent To Jurisdiction And Venue.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND EACH OTHER NOTE PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT THE TRUSTEE DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE NOTE DOCUMENTS.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.  EACH NOTE PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID)

TO THE ADDRESS OF THE COMPANY SPECIFIED IN THE INDENTURE (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN).  EACH NOTE PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING CONTAINED IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF THE TRUSTEE, THE COLLATERAL AGENT, OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY NOTE PARTY IN ANY OTHER JURISDICTION.

SECTION 12.Construction.

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.  Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.  If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of one or more Noteholder Parties or their respective employees, counsel, or agents in the Indenture or any other Note Documents, such action shall be deemed to be exercisable by such Noteholder Parties or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion.  Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 13.Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 14.Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 15.Time Of Essence.

Time is of the essence in the performance of each of the obligations of the Company and the other Note Parties hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 16.No Other Creditor Action.

The Noteholder Parties’ obligations to waive the Specified Default hereunder are expressly conditioned upon all other creditors of the Company and the other Note Parties (including, without limitation, trade creditors and subordinated secured and unsecured creditors) refraining from taking any action whatsoever against the Company, any other Note Party, the Collateral (including, without limitation, acceleration of indebtedness) during the Waiver Period.  In the event that any such creditor takes any such action, all of the Noteholder Parties’ obligations hereunder shall automatically and immediately terminate without further notice or demand.

SECTION 17.Further Assurances.

The Company and each other Note Party agrees to take all further actions and execute all further documents as the Trustee or the Collateral Agent (at the direction of the Holders) may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 18.Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 19.Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Indenture.

SECTION 20.Effectiveness.

This Agreement shall become effective at the time (the “Waiver Effective Date”) that all of the following conditions precedent have been met (or waived) as determined by the Trustee and the Holders in their sole discretion:

(a)Agreement.  The Trustee shall have received duly executed signature pages for this Agreement signed by the Trustee, Collateral Agent, the Holders, the Company and other Note Parties.

(b)Officer’s Certificate and Opinion.  The Trustee and the Collateral Agent shall have received an Officer’s Certificate and Opinion of Counsel as required by the terms of the Indenture.
(c)Payment of Professional Fees and Expenses.  The Company shall have paid all reasonable and documented professional fees and expenses of the Holders, the Trustee, and the Collateral Agent for which an invoices has been received by the Company’s counsel prior to the execution of this Agreement.
(d)Due Authorization.  The Company and each other Note Party shall have delivered to the Trustee and the Holders (i) evidence of the corporate authority of each such party to execute, deliver and perform its obligations under this Agreement and, as applicable, all other agreements and documents executed in connection therewith, and (ii) such other documents and instruments as the Holders may require, all of the foregoing of which shall be in form and substance acceptable to the Holders.
(e)Representations and Warranties.  The representations and warranties contained herein shall be true and correct, and no Waiver Default, Default, Event of Default or event that with notice, the passage of time or both would constitute a Waiver Default and/or Event of Default shall exist on the date hereof.
(f)Other Corporate Proceedings.  All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to the Holders.
SECTION 21.Waivers By The Company And Other Note Parties.
(a)Waiver of Jury Trial Right And Other Matters.  THE COMPANY AND THE OTHER NOTE PARTIES EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER NOTE DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY NOTEHOLDER PARTY ON WHICH THE COMPANY OR ANY OTHER NOTE PARTY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH NOTEHOLDER PARTY MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL, OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY NOTEHOLDER PARTY TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT THE COMPANY OR ANY OTHER NOTE PARTY MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE ANY NOTEHOLDER PARTY TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL, OR IN ANY OTHER

PROPERTY OF THE COMPANY OR ANY OTHER NOTE PARTY UNTIL TERMINATION OF THE INDENTURE IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY THE COMPANY, AND BY ANY PERSON WHO PROVIDES FUNDS TO THE COMPANY THAT ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING ANY OR ALL OF THE NOTEHOLDER PARTIES FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH NOTEHOLDER PARTY FROM THE COMPANY, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 4 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND THE COMPANY AND THE OTHER NOTE PARTIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE TRUSTEE’S AND THE OTHER NOTEHOLDER PARTIES’ ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH THE COMPANY AND THE OTHER NOTE PARTIES.  THE COMPANY AND THE OTHER NOTE PARTIES EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
SECTION 22.Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of the Company, the other Note Parties, the Noteholder Parties and their respective successors and assigns; provided, that neither the Company nor any other Note Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Trustee in its sole discretion (at the direction of all of the Holders).  No Person other than the parties hereto, and in the case of Section 4 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 4 hereof) are hereby expressly disclaimed.

SECTION 23.Final Agreement.

This Agreement, the Indenture, the other Note Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Company/Holder Documents”) set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.  Except as provided therein, no term of the Company/Holder Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  The Trustee’s, the Collateral Agent’s, or any Holder’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances.  There are no oral agreements among the parties hereto.

SECTION 24.Concerning the Trustee and the Collateral Agent.

U.S. Bank Trust Company, National Association is entering into this Agreement solely in its capacities as Trustee and Collateral Agent and not in its individual or corporate capacity.  In acting hereunder, the Trustee and the Collateral Agent shall be entitled to all rights, privileges and immunities of the Trustee and the Collateral Agent set forth in the Note Documents as though fully set forth herein.  No duties or obligations are intended or be or are to be implied or imposed on the Trustee or the Collateral Agent and the Trustee and Collateral Agent shall have no duty to monitor or confirm compliance hereunder by the Holders or the Note Parties.  The Trustee and Collateral Agent have made no representation as to, and have no responsibility for, the validity or enforceability of the terms and representations contained herein.  The Trustee and Collateral Agent shall have no obligation to monitor the terms of the Fee Letter or the Investor Rights Agreements.

[Signature pages to follow]

IN WITNESS WHEREOF, this Limited Waiver Agreement has been executed by the parties hereto as of the date first written above.

Independence Contract Drilling, Inc., as Company By: /s/ Philip A. Choyce Name: Philip A. Choyce Its: EVP & CFO	Sidewinder Drilling LLC, as Guarantor By: /s/ Philip A. Choyce Name: Philip A. Choyce Its: EVP & CFO_____________________________

[SIGNATURE PAGE TO LIMITED WAIVER AGREEMENT]

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent By: /s/ Brian T. Jensen Name: Brian T. Jensen Title: Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AGREEMENT]

MSD Credit Opportunity Master Fund, L.P., as a Holder By: /s/ Marcello Liguori Name: Marcello Liguori Title: Authorized Signatory
MSD PCOF Partners LXXIII, LLC, as a Holder By: /s/ Marcello Liguori Name: Marcello Liguori Title: Authorized Signatory
MSD Private Credit Opportunity (Non-ECI) Fund, LLC, as a Holder By: /s/ Marcello Liguori Name: Marcello Liguori Title: Authorized Signatory

[SIGNATURE PAGE TO LIMITED WAIVER AGREEMENT]

Glendon Opporutnities Fund III, Lp. as a Holder By: Glendon Capital Management L.P., Its investment advisor By: /s/ Haig Maghakian Name: Haig Maghakian Title: Authorized Signatory

[SIGNATURE PAGE TO LIMITED WAIVER AGREEMENT]

EXHIBIT A (Specified Default)

I.	Anticipated Default
1.	Failure of the Company, following a Suspension Event and a permitted period thereafter of up to ninety (90) consecutive calendar days, or up to one hundred and twenty (120) total calendar days in each case during any twelve-month period to suspend the use of the Registration Statement, to use its commercially reasonable efforts to keep such registration continuously effective with respect to the Holders, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions in accordance with the Registration Rights Annex.

(i)

EXHIBIT B

Principal Balances of Holders as of September 13, 2024

Holder	%	Principal
MSD PCOF Partners LXXIII, LLC	29.5189200%	$54,764,469.39
MSD Private Credit Opportunity (Non-ECI) Fund, LLC	9.7093800%	$18,013,160.50
MSD Credit Opportunity Master Fund, L.P.	10.8717000%	$20,169,534.72
Glendon Opportunities Fund II, L.P.	49.9000000%	$92,576,118.05
TOTAL:	100.0000000%	$185,523,282.66

(i)